EMPLOYMENT AND CONSULTING AGREEMENT

         THIS EMPLOYMENT AND CONSULTING AGREEMENT [Agreement] is made and entered into as of May 21, 1998, at Fayetteville, Washington County, Arkansas, by and between SOUTHWESTERN ENERGY COMPANY, an Arkansas Business Corporation, designated herein as SWEN, and CHARLES E. SCHARLAU, designated herein as Scharlau;
                              W-I-T-N-E-S-S-E-T-H:
         A. PARTIES: (1) SOUTHWESTERN ENERGY COMPANY [SWEN] is an Arkansas Business Corporation with its principal office being situated in Fayetteville, Washington County, Arkansas, and it is the parent company of the following wholly owned subsidiary corporations [SUBSIDIARIES]:
                 (a) Arkansas Western Gas Company: Arkansas Western Gas Company [AWG] is an Arkansas Business Corporation with its home office being situated in Fayetteville, Washington County, Arkansas, and it is a natural gas distribution public utility in the States of Arkansas and Missouri;
                 (b) SEECO, Inc.: SEECO, Inc. [SEECO] is an Arkansas Business Corporation with its home office situated in Fayetteville, Washington County, Arkansas, and it is engaged in the natural gas exploration, development and production business in the States of Arkansas, Oklahoma, Texas, Louisiana, and other areas.
                 (c) Southwestern Energy Production Company: Southwestern Energy Production Company [SEPCO] is an Arkansas Business Corporation with its home office situated in Fayetteville, Washington County, Arkansas, and it is engaged in the oil and gas exploration, development and production business in the States of Arkansas, Oklahoma, Texas, Louisiana and other areas in the United States and in the Gulf of Mexico; and
                 (d) AW Realty Company: AW Realty Company [AWR] is an Arkansas Business Corporation with its home office situated in Fayetteville, Washington County, Arkansas, and it is engaged in real estate development and sales and owning and operating rental properties in Arkansas.
             (2) CHARLES E. SCHARLAU: Charles E. Scharlau [Scharlau] is a natural person, he is now and since June of 1951, he has been a licensed attorney at law in the State of Arkansas; and he first became an employee of Arkansas Western Gas Company in 1951, and he served the organization as the head of the legal department until 1968, when he became the President and the Chief Executive Officer of the organization and he has held that position at all times since. In addition, he is now and at all times since 1968 he has been a member of and the Chairman of the Board of Directors.
         B. RECITALS: (1) SWEN, as the parent corporation and/or all of the SUBSIDIARIES are all engaged in the business of oil and gas exploration and development, the sale and distribution of oil and gas; the natural gas public utility business, and the real estate development and the ownership of real estate for sale and rental, all for the production of income.
             (2) Scharlau is a regularly licensed attorney in the State of Arkansas, and is an experienced corporate executive in the field of oil and gas exploration and development, the sale and distribution of oil and gas, the natural gas public utility distribution business, and the development and sale of real property and the ownership and operations of rental real estate.
             (3) SWEN wishes to be assured of the services of Scharlau, particularly with reference to the operation of the businesses now conducted by SWEN and the SUBSIDIARIES as specified above and in the areas indicated.
             (4) The purposes of this Agreement are:
                 (a) To provide for the employment by SWEN and its SUBSIDIARIES of Scharlau until his retirement as Chief Executive Officer at SWEN's Annual
Meeting in May of 1999, and to provide for his continued services as a consultant and advisor following that date, for the benefit of SWEN and all of its SUBSIDIARIES and their shareholders that benefit from the professional and managerial services rendered and to be rendered by Scharlau;
                 (b) To secure for SWEN and all of its SUBSIDIARIES the professional and managerial services, and the advisory and consulting services of Scharlau and to provide for the payment of compensation to Scharlau for such services to be rendered directly to SWEN and the SUBSIDIARIES and any other entities that are now owned or which may be owned by SWEN and/or the SUBSIDIARIES in the future; and,
                 (c) To assure, during the term provided herein, that Scharlau shall not compete with SWEN and/or any of its SUBSIDIARIES in any undertaking of any professional and managerial activity in the area of the operations of SWEN and the SUBSIDIARIES

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

after Scharlau's employment has been terminated.
         C. AGREEMENT: FOR AND IN CONSIDERATION of the foregoing recitals and of the mutual and interdependent promises, SWEN and the SUBSIDIARIES hereby employ Scharlau and Scharlau accepts such employment, and SWEN and the SUBSIDIARIES, and Scharlau have covenanted and they agree one with the other as set forth as follows:
             (1) Full-time Employment:
                 (a) Scharlau's employment under this Agreement shall commence with SWEN's Annual Meeting in 1998, and shall continue until SWEN's Annual Meeting in 1999. During such period Scharlau shall perform the services as a full-time employee of SWEN and the SUBSIDIARIES as designated by the Board of
Directors in the area of the Chief Executive Officer of all of the business activities of SWEN and the SUBSIDIARIES.
                 (b)(1) Scharlau's service as an advisor and consultant shall commence with SWEN's Annual Meeting in 1999 and continue until May 31, 2002. During such time Scharlau shall perform such services to SWEN and represent SWEN as requested by the Chief Executive Officer or the Board of Directors. In performing such services Scharlau will devote as much time as necessary, not to exceed 1,040 hours per year.
                 (c) For such services as a full-time employee of SWEN and the SUBSIDIARIES, SWEN and the SUBSIDIARIES shall compensate Scharlau as the base compensation at the rate of Four Hundred Sixty Eight Thousand Dollars ($468,000.00) per annum, (2) for such services as an advisor and consultant of SWEN and SUBSIDIARIES, SWEN and the SUBSIDIARIES shall compensate Scharlau at the rate of $234,000.00 per annum, and (3) payment of such compensation shall be in approximately equal installments on SWEN's regularly scheduled payroll dates during the period of employment.
                 (d) Scharlau may be appointed to such executive positions with SWEN and SUBSIDIARIES as the Board of Directors of each shall determine.
                 (e) SWEN and the SUBSIDIARIES represent to Scharlau that it established and at its expense is now maintains in continuous existence for the benefit of its qualified officers and employees the following:
                      (i) A qualified retirement plan that is fully funded through a Trust;

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

                      (ii) A stock option-bonus plan;
                      (iii) A health, medical, hospital and dental plan which provides coverage for each such officer and employee of SWEN and their immediate family; and
                      (iv) A group professional liability insurance policy issued by a reputable insurance company authorized to do business in the State of Arkansas, covering all of SWEN's and the SUBSIDIARIES officers, directors and all professional, technical and related employees with at least minimum coverage.
         Scharlau shall continue to be a participant in each of the foregoing employee benefit plans and any other plans presently in existence or that SWEN and the SUBSIDIARIES may create and maintain for the officer employees, according to the terms and provisions of each such plan and/or insurance policy, and shall continue as such participant as long as he is an employee of SWEN and the SUBSIDIARIES and effective with SWEN's Annual Meeting in 1999 shall continue to participate in the plans described in paragraph (iii) and (iv) above during his consulting and advisory service pursuant to this Agreement.
                 (f) Expenses generally. Scharlau is entitled to receive prompt reimbursement for all reasonable expenses incurred by Scharlau and to the use of Company facilities, including aircraft, to conduct Company business. Reimbursement must be made in accordance with the Company's policies and procedures in effect on the Effective Date.
                 (g) Meetings, conventions, and seminars. Scharlau is encouraged and is expected to attend seminars, professional meetings and conventions, and educational courses. The cost of travel, tuition or registration, food, and lodging for attending those activities will be paid by SWEN. Other costs are Scharlau's expense, unless SWEN authorizes those costs. If those other costs are authorized expenses, Scharlau will be reimbursed after satisfying SWEN's policies and procedures for such reimbursement (which may include a requirement that Scharlau submit an itemized expense voucher).
                 (h) Promotional expenses. Scharlau is encouraged and is expected, from time to time, to incur reasonable expenses for promoting SWEN's business. Such promotional expenses include travel, entertainment (including memberships in social and athletic clubs), professional advancement, and community service expenses. Scharlau agrees to bear those

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

expenses except to the extent that those expenses are incurred at SWEN's specific direction or those expenses are specifically authorized by SWEN as expenses that SWEN may pay directly or indirectly through reimbursement to Scharlau.
                 (i) Outside activities. During his term as an employee and his service as an advisor and consultant, Scharlau may (i) serve on corporate, civic, or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements, or teach at educational institutions; and (iii) manage personal investments. Such activities must not significantly interfere with the performance of Scharlau's responsibilities to SWEN. To the extent that any such activities have been conducted by Scharlau before the Effective Date, such prior conduct of activities and any subsequent conduct of activities similar in nature and scope may not be deemed to interfere with the performance of Scharlau's responsibilities. During his term as an advisor and consultant, in addition to the activities permitted herein, he may engage as an attorney, consultant, advisor or investor in any business enterprise providing there is no conflict of interest with SWEN as outlined in paragraph (3) of this section.
             (2) Termination of Employment of the Employee: If SWEN or the SUBSIDIARIES shall terminate the employment of Employee at any time during the one (1) year period commencing with SWEN's 1998 Annual Meeting, and ending on the date of SWEN's 1999 Annual Meeting, then the termination rights of Scharlau hereunder shall be determined pursuant to and under that certain Executive Severance Agreement dated August 4, 1989, between SWEN and the SUBSIDIARIES and Scharlau. The Contract dated August 4, 1989, and identified hereinabove is hereby referred to for a full recital of the terms and provisions thereof and by this reference is made a part hereof.
             (3) Non-Compete Agreement: For a period of two (2) years from and after the date of the termination of this contract, Scharlau agrees that he will not engage, without the prior consent of SWEN and the SUBSIDIARIES, either directly or indirectly, whether as a chief operating officer, manager, employee or director of, or agent, consultant or business advisor for, or any substantial ownership in any incorporated or unincorporated oil and gas exploration, production and sales entity in the geographical area of SWEN's and the SUBSIDIARIES' area of operation. SWEN agrees that it will not unreasonably withhold its consent to Scharlau acting as

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

attorney, advisor or consultant to any such entity if there is no conflict of interest with SWEN.
             (4) Non-Assignability: Neither this Agreement nor any rights thereunder shall be assignable by either party.
             (5) Inurement: This Agreement shall be binding upon and inure to the benefit of the parties hereto, their executors, administrators heirs-at-law, successors and assigns.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in original triplicates on the date first hereinabove written.


                                          SOUTHWESTERN ENERGY COMPANY;
                                          ARKANSAS WESTERN GAS COMPANY;
                                          SEECO, INC.; SOUTHWESTERN ENERGY
                                          PRODUCTION COMPANY; AND AW REALTY
                                          INC.


ATTEST:                                   BY: COMPENSATION COMMITTEE OF THE
                                              BOARD OF DIRECTORS

--------------------------                --------------------------------------
Greg Kerley, Secretary                    Robert Howard

                                          --------------------------------------
                                          Ken Mourton

                                          --------------------------------------
                                          John Paul Hammerschmidt






                                          --------------------------------------
                                          Charles E. Scharlau, Employee





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


                                 ACKNOWLEDGMENT

STATE OF ARKANSAS
COUNTY OF WASHINGTON

         BE IT REMEMBERED, that on this day came before the undersigned, a Notary Public, within and for the County aforesaid duly commissioned and acting, ______________________ and __________________________, to me well know as the members of the Compensation Committee and Greg D. Kerley as the secretary of the committee of the Board of Directors of Southwestern Energy Company, Arkansas Western Gas Company, SEECO, Inc., Southwestern Energy Production Company, and AW Realty, Inc., all corporations, and stated that they had execute the same for the consideration and purposes therein mentioned and set forth.

         WITNESS my hand and seal as such Notary Public this _____ day of ______________, 1998.

My Commission Expires:

----------------------                      ------------------------------------
                                            Notary Public




                                 ACKNOWLEDGMENT

STATE OF ARKANSAS
COUNTY OF WASHINGTON

         BE IT REMEMBERED, that on this day came before the undersigned, a Notary Public, within and for the County aforesaid, duly commissioned and acting, Charles E. Scharlau, to me well known as the party in the foregoing agreement, and stated that he had executed the same for the consideration and purposes therein mentioned and set forth.

         WITNESS my hand and seal as such Notary Public this ____ day of ___________, 1998.

My Commission Expires:

---------------------                       ------------------------------------
                                            Notary Public





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